UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03     Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year

On June 23, 2021, the Board of Directors of Compass Minerals International, Inc. (the “Company”) approved a change in our fiscal year from December 31 to September 30. As a result of this change, the Company will file a Transition Report on Form 10-K for the transition period ending September 30, 2021. In its second quarter earnings release, the Company intends to update its previously issued earnings guidance to reflect the nine-month fiscal year resulting from the change.

In conjunction with the change in the Company’s fiscal year end, the Company has scheduled its 2022 annual meeting of stockholders for February 24, 2022. We are using this date for purposes of determining the deadlines for submitting stockholder proposals for our 2022 annual stockholders meeting. If our 2022 annual stockholders meeting date changes by more than 30 days from this date, we will inform our stockholders of this change and the new stockholder proposal deadlines in a quarterly report on Form 10-Q or other reasonable means to inform our stockholders.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present appropriate proposals for inclusion in our Proxy Statement and for consideration at our annual meeting of stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting, the proposal must be received by our Corporate Secretary by September 14, 2021 and must comply with the requirements of Rule 14a-8. Any stockholder proposal received after September 14, 2021 will not be considered for inclusion in our 2022 Proxy Statement.

Under our Bylaws, if the 2022 annual meeting is held more than 30 days before or after the anniversary of the 2021 annual meeting, then to be timely the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2022 annual meeting and not later than the close of business on the 90th day prior to the 2022 annual meeting or, if later, the 10th day following the day on which we first make a public announcement or disclosure of the date of such meeting. Accordingly, stockholder proposals not made under Rule 14a-8 and stockholder notices for nominations not to be included in our annual Proxy Statement must be received between October 27, 2021 and November 26, 2021 and satisfy the requirements of our Bylaws in order to be presented at our 2022 annual meeting.

In addition, under our Bylaws, if the 2022 annual meeting is not scheduled to be held more than 30 days before or after the anniversary of the 2021 annual meeting, then the stockholder’s nomination notice must be delivered by the later of the close of business on the 180th day prior to the 2022 annual meeting or the 10th day following the day on which we first make a public announcement or disclosure of the date of such meeting. Accordingly, stockholder notices for nominations to be included in our annual Proxy Statement pursuant to our Bylaws must be delivered by August 28, 2021 and satisfy the requirements of our Bylaws in order to be included in the Proxy Statement for our 2022 annual meeting. The notice must set forth the information required for nominations not intended for inclusion in our Proxy Statement along with other information required by the proxy access provisions of our Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: June 25, 2021	By:	/s/ James D. Standen
Name: James D. Standen
Title: Chief Financial Officer